SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2010

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 9, 2010, Vectren Corporation (“Vectren”) and Vectren Capital, Corp., its wholly owned subsidiary (“Capital”), entered into a private placement Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which various institutional investors have agreed to purchase the following tranches of notes from Capital:  (i)  $75,000,000 3.48% Guaranteed Senior Notes, Series A due December 15, 2017, and (ii) $50,000,000 4.53% Guaranteed Senior Notes, Series B due December 15, 2025. These Guaranteed Senior Notes will be unconditionally guaranteed by Vectren, the parent of Capital.  Subject to the satisfaction of customary conditions precedent, this financing is scheduled to close on or about December 15, 2010. This Note Purchase Agreement contains customary representations, warranties and affirmative and negative covenants, and Vectren refers to the attached Exhibit for a description of those provisions.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Note Purchase Agreement dated September 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2010	VECTREN CORPORATION

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Location

4.1	Note Purchase Agreement dated September 9, 2010	Attached